Exhibit 10.4

EXHIBIT D

SUBSCRIPTION AGREEMENT

Pegasus Digital Mobility Acquisition Corp.

71 Fort Street
George Town
Grand Cayman KY1-1106
Cayman Islands

Pegasus TopCo B.V.

[Address]

Ladies and Gentlemen:

This subscription agreement (the "Subscription Agreement") is being entered into by and among Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("SPAC"), Pegasus TopCo B.V., a Dutch private limited liability company ("TopCo") and the undersigned subscriber (the "Investor"), in connection with the business combination agreement, dated [as of the date hereof] (as may be amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement"), by and among SPAC, Gebr. Schmid GmbH, a German limited liability company (the "Company"), TopCo and Pegasus MergerSub Corp., a Cayman Islands exempted company and a direct wholly owned subsidiary of TopCo ("Merger Sub"), pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub (the "Merger"), with Merger Sub as the surviving company in the merger (the "Surviving Company"), and (ii) the Business Combination, the Exchange and the Change of Legal Form (each as defined in the Business Combination Agreement and together with the Merger, the "Transaction") will occur. In connection with the Transaction, SPAC is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Transaction, ordinary shares in the share capital of TopCo (the "Shares"), in a private placement for a purchase price of $[10.16] per share (the "Per Share Purchase Price"). As soon as reasonably practicable following the consummation of the Transaction, the Shares will be listed on the New York Stock Exchange ("NYSE"). [On or about the date of this Subscription Agreement, SPAC and TopCo are entering into subscription agreements (the "Other Subscription Agreements" and together with this Subscription Agreement, the "Subscription Agreements") with certain other investors (the "Other Investors" and together with the Investor, the "Investors"), pursuant to which the Investors, severally and not jointly, have agreed to purchase on or prior to the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of [•] Shares, at the Per Share Purchase Price.]

The aggregate purchase price to be paid by the Investor for the Shares subscribed by the Investor (or its nominee) (the "Subscribed Shares") is set forth on the signature page hereto and is referred to herein as the "Subscription Amount."

At the closing of the Transaction (and as more fully described in the Business Combination Agreement), each outstanding SPAC Class A ordinary share and SPAC Class B ordinary share, each with a par value of $0.0001 per share, will be converted into one share of common stock, par value $0.0001 per share, of the Surviving Company (the "Surviving Company Common Stock") and, immediately thereafter, each resulting share of Surviving Company Common Stock will be exchanged for one Share and each SPAC warrant that is outstanding immediately prior to the effective time of the Merger (the "Effective Time") will represent a warrant on the same contractual terms and conditions as were in effect with respect to such SPAC warrant immediately prior to the Effective Time under the terms of the Warrant Agreement, dated as of October 21, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as the warrant agent, as applicable, that is exercisable for an equivalent number of Shares, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement. Upon completion of the Business Combination, in accordance with the Business Combination Agreement and the Shareholder Undertaking (as defined in the Business Combination Agreement), the Company Shareholders (as defined in the Business Combination Agreement) and TopCo shall effect the Exchange, and upon completion of the Exchange, a notarial deed will be executed by a Dutch notary in order to change the legal form of TopCo from a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public limited liability company (naamloze vennootschap). For the avoidance of doubt and notwithstanding the above, the SPAC Class B ordinary shares held by the Sponsor shall be utilized and exchanged in accordance with the provisions outlined in Section 2.2(a)(vi) (Effect of Merger on Pegasus Securities and Merger Sub Shares) of the Business Combination Agreement.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, SPAC and TopCo hereby agrees as follows:

1.	Subscription

The Investor hereby irrevocably subscribes for and agrees to purchase from TopCo, and TopCo hereby agrees to issue and sell to the Investor, the Subscribed Shares on the terms and subject to the conditions provided for herein. The Investor and Topco acknowledge and agree that, as a result of the Change of Legal Form, the Shares that will be purchased by the Investor and issued by TopCo pursuant hereto shall be ordinary shares in the share capital of a Dutch public limited liability company (naamloze vennootschap) (and not, for the avoidance of doubt, ordinary shares in a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

2.	Closing

The closing of the issuance of the Subscribed Shares contemplated hereby (the "Closing") is contingent upon the substantially concurrent consummation of the Transaction and the satisfaction or waiver of the conditions set forth in Section 3 below. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Subject to (a) the satisfaction or waiver of the conditions set forth in Section 3 below (other than those conditions which by their nature are to be fulfilled at the Closing) and (b) delivery of written notice from (or on behalf of) TopCo to the Investor (the "Closing Notice") that TopCo reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, specifying the date on which the Closing is expected to occur (the "Closing Date"), the Investor shall deliver, at least two (2) business days prior to the Closing Date, (x) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the escrow account for the benefit of the Investor specified by TopCo in the Closing Notice (the "Escrow Account"), to be held by the escrow agent for the account and benefit of TopCo until immediately prior to Closing (at which time such funds shall be disbursed to TopCo) and (y) to TopCo, any other information that is reasonably requested in the Closing Notice in order for TopCo to issue the Subscribed Shares, including, without limitation, the legal name of the person in whose name such Subscribed Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing, TopCo shall (A) issue to the Investor (or its nominee) the Subscribed Shares and subsequently cause such Shares to be registered in book entry form in the name of the Investor (or its nominee) on TopCo's share register, free and clear of all liens, encumbrances or other restrictions (other than those arising under applicable securities laws), and (B) upon the request of the Investor, provide evidence to the Investor of such issuance and registration on and as of the Closing Date; provided, however, that TopCo's obligation to issue the Subscribed Shares to the Investor is contingent upon the Investor having paid the Subscription Amount in full to the escrow agent in accordance with this Section 2. If the Closing does not occur within three (3) business days following the Closing Date specified in the Closing Notice, TopCo shall promptly (but not later than one (1) business day thereafter) cause the escrow agent to return the Subscription Amount in full to the Investor, in immediately available funds to the account specified by the Investor in writing, and any book entries for the Subscribed Shares shall be deemed cancelled. Notwithstanding such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 8 hereof, the Investor shall remain obligated to (i) redeliver funds to TopCo following TopCo's delivery to the Investor of a new Closing Notice and (ii) consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transaction. Notwithstanding anything to the contrary herein, if this Subscription Agreement terminates, TopCo shall promptly (but no later than two (2) business days thereafter) return the Subscription Amount (if delivered) without any deduction for or on account of any tax, withholding, charges, costs, fees, expenses or set-off to the Investor, by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Subscribed Shares will be deemed repurchased and cancelled. For purposes of this Subscription Agreement, "business day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.	Closing Conditions

(a)	The obligation of the parties hereto to consummate the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)	no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)	all conditions precedent to the closing of the Transaction under the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than (A) those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction (but subject to the satisfaction or waiver of those conditions), including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement and (B) the condition pursuant to Section 10.2(c) of the Business Combination Agreement) or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

(b)	The obligation of TopCo to consummate the issuance and sale of the Subscribed Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to "materiality" or "Investor Material Adverse Effect" (as defined below) or another similar materiality qualification set forth herein, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be so true and correct as of such specific date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

(c)	The obligation of the Investor to consummate the purchase of the Subscribed Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of SPAC and TopCo contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to "materiality" or "SPAC/TopCo Material Adverse Effect" (as defined below) or another similar materiality qualification set forth herein, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be so true and correct as of such specific date), and consummation of the Closing shall constitute a reaffirmation by SPAC and TopCo of each of the representations and warranties of SPAC and TopCo contained in this Subscription Agreement as of the Closing Date, (ii) all obligations, covenants and agreements of SPAC and TopCo required by the Subscription Agreement to be performed by them at or prior to the Closing Date shall have been performed in all material respects; (iii) the Shares shall have been approved for listing on the NYSE, and (iv) the Business Combination Agreement shall not have been modified or amended and no provision, obligation or condition thereunder shall have been waived (other than a modification, amendment or waiver of the condition set forth in Section 10.2(c) thereto), in each case, in a manner that materially and adversely affects the economic benefits that the Investor (in its capacity as such) would reasonably expect to receive under or in connection with this Subscription Agreement.

4.	Further Assurances

At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.	SPAC and TopCo Representations and Warranties

Each of SPAC, with respect only to the representations and warranties set forth below relating to SPAC, and TopCo, with respect only to the representations and warranties set forth below relating to TopCo, represents and warrants to the Investor that:

(a)	SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SPAC has all the power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Change of Legal Form, TopCo will be validly existing as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands with all the power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as currently contemplated to be conducted and to perform its obligations under this Subscription Agreement, and will be duly incorporated and in good standing under the laws of the Netherlands (to the extent such concept exists in such jurisdiction).

(b)	As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable (which, under Dutch law, is interpreted to mean that a holder of a Share shall not by reason of merely being such a holder be subject to assessment or calls by TopCo or its creditors for further payment on such Share) free and clear of any liens or restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under TopCo's articles of association (statuten) as in effect at such time of issuance and as they will read following the Change of Legal Form, or other constituent documents of TopCo, by contract or under the laws of the Netherlands.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by SPAC and TopCo and, assuming that this Subscription Agreement constitutes the legal, valid and binding agreement of the Investor, this Subscription Agreement constitutes the legal, valid and binding agreement of SPAC and TopCo and is enforceable against each of SPAC and TopCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)	The execution and delivery of, and the performance of the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and the compliance by each of SPAC and TopCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC, TopCo, the Company or the Company's subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, is a party or by which SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, is bound or to which any of the property or assets of SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, is subject that would reasonably be expected to have, individually or in the aggregate, material adverse effect on the business, properties, assets, financial condition or results of operations of SPAC, TopCo or their subsidiaries, taken as a whole, or on the ability of TopCo to consummate the issuance of the Subscribed Shares (a "SPAC/TopCo Material Adverse Effect"), or to materially affect the validity of the Subscribed Shares or the legal authority of SPAC or TopCo to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational or constituent documents of SPAC, TopCo, the Company or the Company's subsidiaries, as applicable; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of SPAC or TopCo to comply in all material respects with the terms of this Subscription Agreement.

(e)	Neither SPAC nor TopCo is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of SPAC or TopCo, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, SPAC or TopCo is a party or by which SPAC's or TopCo's properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over SPAC or any of its properties or over TopCo or any of its properties, as applicable, except for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect.

(f)	As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all forms, reports, statements, schedules, prospectuses, proxies, registration statements and other documents, if any (the "SEC Reports") filed by SPAC with the U.S. Securities and Exchange Commission (the "SEC") on or prior to the Closing Date complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC's EDGAR system. There are no material outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(g)	Assuming the accuracy of the Investor's representations and warranties set forth in Section 6 of this Subscription Agreement, neither SPAC nor TopCo is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC or TopCo of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) and the consummation of the transactions contemplated herein other than (i) filings with the SEC, (ii) filings required by applicable securities laws, (iii) filings required in accordance with Section 12 of this Subscription Agreement, (iv) filings required by the NYSE, including with respect to obtaining approval of SPAC's shareholders, if applicable, (v) those filings required to consummate the Transaction as provided under the Business Combination Agreement and (vi) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect.

(h)	Except for such matters as have not had or would not be reasonably likely to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority or self-regulatory organization pending, or, to the knowledge of SPAC or TopCo, as applicable, threatened against SPAC, TopCo or the Company, as applicable or (ii) judgment, decree, injunction, ruling or order of any court or other federal, state, local or other governmental authority, self-regulatory organization or arbitrator outstanding against SPAC, TopCo or the Company. Each of SPAC and TopCo have not received any written communication from any governmental authority or self-regulatory organization that alleges that SPAC or TopCo is not in compliance with any applicable law, rule, regulation or order, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect.

(i)	As of the date hereof and as of immediately prior to the consummation of the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement, the authorized capital stock of SPAC consists of (i) 200,000,000 Class A ordinary shares, (ii) 20,000,000 Class B ordinary shares and (iii) 2,000,000 preference shares, each with a par value of $0.0001 per share. As of the date of this Subscription Agreement, (A) 22,500,000 Class A ordinary shares of SPAC are issued and outstanding, (B) 5,625,000 Class B ordinary shares of SPAC are issued and outstanding (of which up to 2,812,500 Class B ordinary shares may be cancelled), (C) 9,000,000 warrants to purchase Class A ordinary shares of SPAC, with each such warrant exercisable for one whole Class A ordinary share at a price of $11.50 per share, are issued and outstanding and (D) no preference shares or shares of preferred stock are issued and outstanding. All (1) issued and outstanding Class A ordinary shares and Class B ordinary shares of SPAC have been duly authorized and validly issued, are fully paid and are non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and are not subject to preemptive or other similar rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive or similar rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Class A ordinary shares, Class B ordinary shares or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SPAC has no subsidiaries other than TopCo and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

(j)	As of the date hereof, the issued and outstanding Class A ordinary shares of SPAC are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol "PGSS" (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, claim, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC, respectively, to prohibit or terminate the listing of SPAC's Class A ordinary shares on NYSE or to deregister the Class A ordinary shares under the Exchange Act. SPAC has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act. As soon as reasonably practicable following the consummation of the Transaction, the Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on NYSE, and the Subscribed Shares will be approved for listing on the NYSE, subject to official notice of issuance.

(k)	Assuming the accuracy of the Investor's representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares hereunder. The Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws or in a manner that would otherwise adversely affect reliance by SPAC on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Subscribed Shares under the Securities Act.

(l)	Neither SPAC, TopCo nor any of their subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does SPAC, TopCo or any of their subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(m)	There has been no action taken by SPAC, TopCo or, to the knowledge of SPAC or TopCo, as applicable, any officer, director, equityholder, manager, employee, agent or representative of SPAC or TopCo, in each case, acting on behalf of the SPAC or TopCo (as applicable), in violation of any applicable Anti-Corruption Laws (as herein defined), (i) neither SPAC nor TopCo has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) neither SPAC nor TopCo has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) neither SPAC nor TopCo has received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, "Anti-Corruption Laws" means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(n)	None of SPAC, TopCo nor any of their directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List") or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the “Donetsk People’s Republic”, the “Luhansk People’s Republic” or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Each of SPAC and TopCo agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that SPAC or TopCo, as applicable, is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

(o)	Other than the Other Subscription Agreements and the Business Combination Agreement, and any other agreement expressly contemplated by the Business Combination Agreement or described in the SEC Reports, SPAC and TopCo have not entered into any side letter or similar agreement with any investor in connection with such investor's direct or indirect investment in SPAC or TopCo (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of SPAC by existing securityholders of SPAC, which may be effectuated as a forfeiture to SPAC and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Business Combination Agreement). The Other Subscription Agreements reflect the same Per Share Purchase Price and other terms and conditions with respect to the purchase of Shares that are no more favorable to such investor thereunder than the terms of this Subscription Agreement are to the Investor (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares).

(p)	TopCo is not, and immediately after receipt of payment for the Subscribed Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(q)	Neither SPAC nor TopCo has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned Investor could become liable. Other than the Placement Agent (as defined below), neither SPAC nor TopCo is aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Subscribed Shares.

(r)	If the Investor is an individual, SPAC and TopCo hereby understand and acknowledge that neither Placement Agent, nor any of their respective affiliates is acting as a placement agent in connection with the offer and sale of the Subscribed Shares to the Investor.

6.	Investor Representations and Warranties

The Investor represents and warrants to TopCo and SPAC that:

(a)	The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), or an institutional "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Subscribed Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owned of such account is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A) or any securities laws of the United States or any other jurisdiction. The Investor is not an entity formed for the specific purpose of acquiring the Subscribed Shares. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscribed Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b)	The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Subscribed Shares, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Subscribed Shares and participation in the Subscription are fully consistent with its financial needs, objectives and condition, and comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it (if any). The Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(c)	The Investor acknowledges that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Subscribed Shares are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares.

(d)	Assuming the accuracy of SPAC's and TopCo's representations and warranties in Section 5, the consummation of the transactions contemplated pursuant to this Subscription Agreement, including the Transaction, does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor or any of its subsidiaries is a party or by which the Investor or any of its subsidiaries is bound or to which any of the property or assets of the Investor is subject that would reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement (an "Investor Material Adverse Effect"); (ii) result in any violation of the provisions of the organizational documents of Investor; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that would reasonably be expected to have an Investor Material Adverse Effect.

(e)	The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares from TopCo. The Investor further acknowledges that there have been no representations or warranties made to the Investor by or on behalf of SPAC, TopCo, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations or warranties, of SPAC and TopCo expressly set forth in Section 5 of this Subscription Agreement. The Investor understands that certain financial information (whether historical or in the form of financial forecasts or projections) of the SPAC and TopCo have been prepared and reviewed solely by the SPAC, TopCo and their respective officers, directors and employees, as applicable, and have not been reviewed by any outside party or, except for the financial statements as expressly set forth in the Registration Statement (as defined below), certified or audited by an independent third-party auditor or audit firm.

(f)	The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not, and during the period beginning as of the date hereof until and including the date that is two trading days following the Closing such Investor will not have, entered into, any "put equivalent position" as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the SPAC.

(g)	The Investor's acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(h)	The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including, with respect to SPAC, TopCo, the Transaction and the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed, the SEC Reports and other information as the Investor have deemed necessary to make an investment decision with respect to the Subscribed Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor's professional advisors nor anything else contained herein, shall modify, limit, or otherwise affect the Investor's right to rely on each of SPAC's and TopCo's representations and warranties contained in this Subscription Agreement. The Investor acknowledges and agrees that the Investor and the Investor's professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from SPAC and TopCo as the Investor and such Investor's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares.

(i)	The Investor became aware of this offering of the Subscribed Shares solely by means of direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company. The Investor did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscribed Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, TopCo, the Company, Barclays Capital Inc. ("Barclays" or the "Placement Agent"), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC and TopCo contained in Section 5 of this Subscription Agreement, in making its investment decision to invest in TopCo. The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agent and that the Placement Agent does not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(j)	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Reports and the investor presentation provided by TopCo. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that, except for the SPAC's and TopCo's representations and warranties set forth in Section 5 of this Subscription Agreement, neither SPAC nor the Company has provided any tax or financial advice or any other representation or guarantee regarding the tax or financial consequences of the transactions contemplated by the Subscription Agreement or the Transaction. The Investor: will not look to the Placement Agent, any of its respective affiliates or any of them or their control persons, officers, directors or employees for all or part of any such loss or losses the Investor may suffer absent the Placement Agent's or any of its respective affiliates or any of them or their control persons, officers, directors or employees gross negligence, fraud or intentional misconduct; is able to sustain a complete loss on its investment in the Subscribed Shares; has no need for liquidity with respect to its investment in the Subscribed Shares; and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Subscribed Shares.

(k)	Alone, or together with any professional advisor(s), the Investor has adequately analyzed and considered the risks of an investment in the Subscribed Shares and, assuming the accuracy of SPAC's and TopCo's representations and warranties set forth in Section 5 of this Subscription Agreement, determined that the Subscribed Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor's investment in TopCo. The Investor acknowledges specifically that a possibility of total loss exists.

(l)	In making its decision to purchase the Subscribed Shares, the Investor has relied solely upon independent investigation made by the Investor and SPAC's and TopCo's representations and warranties expressly set forth in Section 5 of this Subscription Agreement. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of either the Placement Agent or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, TopCo, the Company, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Subscribed Shares or the offer and sale of the Subscribed Shares. The Investor further acknowledges it has (i) had access to, and an adequate opportunity to review and understand the materials and information made available to it in connection with the Transaction, including financial and other information as it deems necessary to make its decision to purchase the Subscribed Shares, (ii) been offered the opportunity to ask questions of SPAC and received answers thereto, including on the financial information, as we deemed necessary in connection with its decision to purchase the Subscribed Shares and (ii) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares. The Investor represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, its acquisition of the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the SPAC and TopCo, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(m)	The Investor acknowledges that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Subscribed Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Neither the Placement Agent, nor any of its respective affiliates or any of them or their control persons, officers, directors or employees will have any liability to it or any account for which it is acquiring the Subscribed Shares, in connection with any purchase of the Subscribed Shares absent the Placement Agent's or any of their respective affiliates or any of them or their control persons, officers, directors or employees gross negligence, fraud or intentional misconduct.

(n)	The Investor acknowledges that the Placement Agent: (i) has not provided the Investor with any information or advice with respect to the Subscribed Shares, (ii) has not made and does not make any representation, express or implied as to SPAC, TopCo, the Company, the Company's credit quality, the Subscribed Shares or the Investor's purchase of the Subscribed Shares, (iii) has not acted as the Investor's financial advisor or fiduciary in connection with the issue and purchase of Subscribed Shares nor is making any recommendation to the Investor in respect of the purchase of the Subscribed Shares, (iv) may have acquired, or during the term of the Subscribed Shares may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, (v) may have existing or future business relationships with SPAC, TopCo and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Subscribed Shares, and that certain of these actions may have material and adverse consequences for a holder of Subscribed Shares, and (vi) served as underwriter for the SPAC's initial public offering and is entitled to receive a deferred underwriting commission therefrom in connection with the consummation of the Transaction and is entitled to receive a placement fee upon the consummation of the Transaction. The Investor further understands and acknowledges that the foregoing businesses and interests may give rise to actual or potential conflicts of interest or the appearance thereof and that such conflicts may potentially conflict with, or be adverse to, the Investor’s interests. The Investor hereby unconditionally waives, to the fullest extent permitted by law, any claims it may have (whether against the Placement Agent or any of its affiliates or otherwise) based on any actual or potential conflict of interest or similar claim, whether known or unknown, contingent or otherwise and wherever and whenever arising, in connection with, relating to, or arising from, the Placement Agent acting in the abovementioned capacities.

(o)	The Investor acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Subscribed Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent, any of its affiliates or any person acting on their behalf have conducted with respect to the Subscribed Shares, SPAC, TopCo or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent or any of their respective affiliates.

(p)	The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(q)	The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(r)	The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor's organizational documents, including, without limitation, its articles of incorporation, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the legal, valid and binding obligation of SPAC and TopCo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(s)	The Investor is not (i) a person or entity named on the OFAC List or on any EU or United Nations sanctions list, or a person or entity subject to sanctions under any OFAC sanctions program, (ii) organized, resident or located in a country or region subject to comprehensive sanctions administered by OFAC, (iii) 50% or greater owned directly or indirectly or controlled by, or acting on behalf of, one or more persons that are described in clauses (i) or (ii) of this paragraph; (iv) a Designated national as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a foreign shell bank (as defined at 31 CFR § 1010.605) or providing banking or correspondent account services directly or indirectly to a foreign shell bank (each, a "Prohibited Investor"). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against lists of sanctioned parties maintained by OFAC, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(t)	The Investor is acquiring and will hold the Subscribed Shares "solely for the purpose of passive investment" (as such term is defined at 31 CFR § 800.243).

(u)	No disclosure or offering document has been prepared by the Placement Agent or any of its affiliates in connection with the offer and sale of the Subscribed Shares.

(v)	The Investor acknowledges that neither the Placement Agent, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, TopCo, the Company or its subsidiaries or any of their respective businesses, or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC or TopCo. The Placement Agent has not made and does not make any representations as to SPAC, TopCo, the Company or the quality or value of the Subscribed Shares.

(w)	The Investor acknowledges that the Placement Agent has not provided any recommendation or investment advice nor has the Placement Agent solicited any action from it with respect to the offer and sale of the Subscribed Shares and it has consulted with its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The Investor further acknowledges that, although the Placement Agent may choose to provide certain Regulation Best Interest and Form CRS disclosures or other documentation to it in connection with the offer and sale of the Subscribed Shares, the Placement Agent is not making a recommendation to participate in the offer and sale of the Subscribed Shares, or to enter into any purchase agreement or similar document, and nothing set forth in any such disclosure or documents that may be provided to it from time to time is intended to suggest that the Placement Agent is making such a recommendation.

(x)	The Investor has or has commitments to have and, when required to deliver payment to TopCo pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Subscribed Shares.

(y)	The Investor acknowledges that Placement Agent may have acquired, or during the term of this Subscription Agreement may acquire, non-public information with respect to SPAC, TopCo, the Company or their respective affiliates, which the Investor agrees, subject to requirements under applicable law, need not be provided to it.

(z)	The Investor also acknowledges that (a) Barclays is not acting as an underwriter and is not and shall not be construed as a fiduciary for it, SPAC, TopCo, their respective affiliates or any other person or entity in connection with the Transaction; provided, however, that Barclays is acting as a financial advisor to the Company, (b) Barclays has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction, (c) Barclays will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, financial condition or results of operations of SPAC, TopCo, the Company, any of their respective affiliates or the Transaction, and (d) Barclays shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by it, SPAC, TopCo, their respective affiliates or any other person or entity), whether in contract, tort or otherwise, to it, or to any person claiming through it, in respect of the Transaction.

Nothing herein is intended to limit the Investor's ability, subject to compliance with applicable securities laws, to trade in securities of issuers who may be in the same, or a similar, sector as the Company or the SPAC.

7.	Registration Rights

(a)	In the event that the Subscribed Shares are not registered in connection with the consummation of the Transaction, TopCo agrees that, within thirty (30) calendar days after the Closing Date (the "Filing Deadline"), it shall file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the "Registration Statement"), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies TopCo that it will "review" the Registration Statement) and (ii) ten (10) business days after TopCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be "reviewed" or will not be subject to further review (such date, the "Effectiveness Date"). In connection with the foregoing, the Investor shall not be required to execute any lock up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. TopCo agrees to cause such Registration Statement, or another shelf registration statement that includes the Subscribed Shares, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Subscribed Shares, or (iii) on the first date on which the Investor is able to sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act ("Rule 144") within 90 days without limitation as to the amount or manner of sale of such securities that may be sold and without the requirement for TopCo to be in compliance with the current public information requirement under Rule 144 or pursuant to any other exemption from registration (the earliest of (i)-(iii), the "End Date"). Prior to the End Date, TopCo shall use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. The Investor agrees to disclose its ownership to TopCo upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. TopCo may amend the Registration Statement so as to convert the Registration Statement to a registration statement on Form F-3 at such time after TopCo becomes eligible to use such Form F-3. The Investor acknowledges and agrees that TopCo may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided that, (I) TopCo shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case, in any three hundred sixty (360) day period and (II) TopCo shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. TopCo's obligations to include the Subscribed Shares (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to TopCo such information regarding the Investor, the securities of TopCo held by the Investor and the intended method of disposition of such Subscribed Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by TopCo to effect the registration of such Subscribed Shares, and shall execute such documents in connection with such registration as TopCo may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. Upon the request of the Investor, TopCo will provide a substantially complete draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the SEC prevents TopCo from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, TopCo shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. Unless otherwise agreed in writing by the Investor, the Investor shall not be identified as a statutory underwriter in the Registration Statement unless requested from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by TopCo to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve TopCo of its obligations to file or effect the Registration Statement set forth in this Section 7.

(b)	Prior to the End Date, TopCo shall advise the Investor within three (3) business days (at TopCo's expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by TopCo of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(b)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, TopCo shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding TopCo other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding TopCo. TopCo shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as TopCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, TopCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using a Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by TopCo that it may resume such offers and sales. If so directed by TopCo, the Investor will deliver to TopCo or, in the Investor's sole discretion destroy, all copies of the prospectus covering the Shares in the Investor's possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)	TopCo shall use commercially reasonable efforts to file all reports necessary to enable the Investor to resell the Subscribed Shares pursuant to the Registration Statement. For as long as the Investor holds Subscribed Shares, TopCo shall use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Subscribed Shares pursuant to Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor). In addition, in connection with any sale, assignment, transfer or other disposition of the Subscribed Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Subscribed Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, within three (3) trading days, TopCo shall have provided all documentation and instruction required for the transfer agent for the Subscribed Shares (the "Transfer Agent") to remove any restrictive legends related to the book entry account holding such Subscribed Shares, including without limitation, any volume and manner of sale restrictions, and make a new, unlegended entry for such book entry Subscribed Shares sold or disposed of without restrictive legends, provided that TopCo and the Transfer Agent have received from the Investor customary representations and other documentation reasonably requested by (and in form reasonably acceptable to) TopCo and the Transfer Agent in connection therewith. Subject to receipt from the Investor by TopCo and the Transfer Agent of customary representations and other documentation reasonably requested by (and in form reasonably acceptable to) TopCo and the Transfer Agent in connection therewith, if required by the Transfer Agent, TopCo shall cause its counsel to deliver an opinion, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that TopCo remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares have been or are about to be sold or transferred (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144, or (iii) under Rule 144(b)(1) or any successor provision without the requirement for TopCo to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Subscribed Shares. If restrictive legends are no longer required for such Subscribed Shares pursuant to the foregoing, TopCo shall, in accordance with the provisions of this section and within five (5) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Subscribed Shares. TopCo shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(d)	Indemnification

(i)	TopCo agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, stockholders, partners, employees, agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, any reasonable and documented outside attorneys' fees and expenses incurred in connection with defending or investigating any such action or claim) that are caused by or arise out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information regarding the Investor furnished in writing to TopCo by or on behalf of the Investor expressly for use therein.

(ii)	The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, TopCo, its directors, officers, stockholders, partners, employees, agents and each person who controls TopCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented outside attorneys' fees) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information regarding the Investor so furnished in writing to TopCo by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(iii)	Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to (or is not entitled to) assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)	The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, stockholder, partner employee, agent, representative, advisor, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares.

(v)	If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, costs and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party's and indemnified party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7(d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such contribution obligation.

8.	Termination

This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, (x) upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) SPAC's and TopCo's notification to the Investor in writing that it has, with the prior written consent of the Company, abandoned its plans to move forward with the Transaction and terminated the Investor's obligations with respect to the subscription without the delivery of the Subscribed Shares having occurred, (d) 15 business days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date other than as a result of a breach of Investor's obligations hereunder, or (y) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived on or prior to the Closing and (ii) not capable of being satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (x) and (y) above, collectively, the "Termination Events"); provided that nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such intentional breach. SPAC shall notify the Investor and the Placement Agent in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the escrow agent in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

9.	Trust Account Waiver

The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC's prospectus relating to its initial public offering dated October 21, 2021 (the "Prospectus") available at www.sec.gov, substantially all of SPAC's assets consist of the cash proceeds of SPAC's initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the "Trust Account") for the benefit of SPAC, its public shareholders and the underwriters of SPAC's initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor's right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Subscribed Shares (x) acquired by any means other than pursuant to this Subscription Agreement or (y) currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Subscribed Shares, except to the extent that the Investor has otherwise agreed in writing with SPAC to not exercise such redemption right.

10.	Miscellaneous

(a)	Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Subscribed Shares, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that, upon written notice to SPAC and TopCo, (i) this Subscription Agreement and any of the Investor's rights and obligations hereunder may be assigned to an affiliate or any fund or account advised or managed by the Investor or the same investment manager or investment advisor as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager or investment advisor without the prior consent of the other parties hereto and (ii) the Investor's rights under Section 7 may be assigned to an assignee or transferee of the Subscribed Shares; provided, further, that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

(b)	SPAC and TopCo may request from the Investor such additional information as SPAC or TopCo may reasonably deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall as promptly as reasonably practicable provide such information as may reasonably be requested to the extent readily available and to the extent consistent with the Investor's internal policies and procedures; provided that, each of SPAC and TopCo agree to keep any such information provided by the Investor confidential except (i) as required by applicable federal securities laws or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the applicable regulations of any national securities exchange on which SPAC's or TopCo's securities are listed for trading. The Investor acknowledges and agrees that if it does not provide TopCo with such requested information, TopCo may not be able to register the Subscribed Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that SPAC and TopCo may file a form of this Subscription Agreement that does not identify the Investor with the SEC as an exhibit to a periodic report or a registration statement of SPAC or TopCo.

(c)	The Investor acknowledges that SPAC, TopCo, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto and the Placement Agent if any of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 or Section 6, as applicable, above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify the other parties hereto and the Placement Agent if they are no longer accurate in any respect). Each party hereto acknowledges and agrees that each purchase by the Investor of Subscribed Shares from TopCo will constitute a reaffirmation of the Investor's acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d)	SPAC, TopCo, the Company and the Placement Agent (each of the Company and the Placement Agent as a third-party beneficiary with right of enforcement) are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company or the Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SPAC and TopCo set forth in this Subscription Agreement.

(e)	The Investor hereby acknowledges and agrees that from the date of this Subscription Agreement until the Closing (or the earlier termination of this Subscription Agreement in accordance with its terms), it will not, nor will any person acting at the Investor's direction or pursuant to any understanding with Investor (including Investor's controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any Short Sales with respect to, any Subscribed Shares or any securities of SPAC or any instrument exchangeable for or convertible into any Shares or any securities of SPAC. For the purposes hereof, "Short Sales" shall include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. The Investor acknowledges its obligations under the U.S. federal securities laws, including with respect to any applicable restrictions on trading in the Subscribed Shares or any securities of SPAC. For the avoidance of doubt, this Section 10(e) shall not apply to any sale (including the exercise of any redemption right) of securities of SPAC (x) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or (y) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor's participation in the transactions contemplated hereby (including the Investor's controlled affiliates or affiliates) from entering into any Short Sales; (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, this Section 10(e) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares.

(f)	All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect.

(g)	This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by SPAC or TopCo of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h)	This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d), Section 8(b), Section 10(c), Section 10(d), Section 10(g), this Section 10(h), the last sentence of Section 10(l) and Section 11 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agent, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third-party beneficiary of each of the provisions of this Subscription Agreement.

(i)	Except as otherwise expressly provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)	If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)	This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(l)	The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. For the avoidance of doubt, the Placement Agent is a third-party beneficiary with rights to enforce Section 4, Section 5, Section 6, Section 10 and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of SPAC or TopCo. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor's obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(m)	If any change in the number, type or classes of authorized shares of TopCo (including the Subscribed Shares), other than as expressly contemplated by the Business Combination Agreement or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares and the Per Share Purchase Price issued to the Investor shall be appropriately adjusted to reflect such change.

(n)	This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(o)	Each party hereto hereby, and any person asserting rights as a third-party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby ("Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in the City of New York, New York, or the United States District Court for the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third-party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party's property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(p)	Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, or (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email.

11.	Non-Reliance and Exculpation

The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC and TopCo expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in TopCo. The Investor acknowledges and agrees, other than the statements, representations and warranties of SPAC and TopCo, as applicable, expressly contained in Section 5 of this Subscription Agreement, that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Subscribed Shares (including the investor's respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Subscribed Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, TopCo, the Company, the Placement Agent or any Non-Party Affiliate concerning SPAC, TopCo, the Company, the Placement Agent, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, "Non-Party Affiliates" means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, TopCo, the Company, the Placement Agent or any of SPAC's, TopCo's, the Company's or the Placement Agent's respective controlled affiliates or any family member of the foregoing.

12.	Disclosure

SPAC shall, by 9:00 a.m., New York City time, or as soon as reasonably possible thereafter, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the "Disclosure Document") disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that SPAC has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC, the Placement Agent or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, neither TopCo nor SPAC shall publicly disclose the name of the Investor, its investment advisor or any of their respective affiliates or advisers, or include the name of the Investor, its investment advisor or any of their respective affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, in each case, without the prior written consent of the Investor, except (i) as required by applicable federal securities laws or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by applicable law, at the request of the staff of the SEC or regulatory agency or under the applicable regulations of any national securities exchange on which SPAC's and/or TopCo's securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 12.

13.	Certain Tax Matters

The parties acknowledge and agree that for U.S. federal income tax purposes, Investor shall be deemed to be the owner of the funds transferred by Investor to any escrow account unless and until such funds are disbursed to TopCo in accordance with the terms of this Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Subscribed Shares are to be registered (if different):

Date: __________, 2023

Investor's EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, Zip:	City, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Subscribed Shares:

Aggregate Subscription Amount: $	Price Per Share: $[10.10]

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by TopCo in the Closing Notice.

IN WITNESS WHEREOF, SPAC and TopCo have accepted this Subscription Agreement as of the date set forth below.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:
Name:
Title:

Date: __________, 2023

[•]

By:
Name:
Title:

Date: __________, 2023

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act (a "QIB")).

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐	We are an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialled the appropriate box on the following page indicating the provision under which we qualify as an "accredited investor."

☐	We are not a natural person.

Rule 501(a), under the Securities Act, in relevant part, states that an "accredited investor" shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking the appropriate box below, the provision(s) which apply to the Investor and under which the Investor accordingly qualifies as an "accredited investor."

(Please check the applicable subparagraphs):

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any "family office," as defined in rule202(a)(11)(g)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, not formed to acquire the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person's primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

These pages should be completed by the Investor and

constitutes a part of the Subscription Agreement.

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